                      AGREEMENT AND PLAN OF REORGANIZATION

                                     Between

                         FOUR RIVERS DEVELOPMENT, INC.,

                               TELECONNECT, INC.,

                               TELESHARE 900, INC.

                                       and

                           Q COMM INTERNATIONAL, INC.

                               Dated July 1, 1998

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. DEFINITIONS                                                        1

ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TCI

                 2.01 Organization                                            4
                 2.02 Non-contravention                                       4
                 2.03 Authorization of Transaction                            5
                 2.04 Subsidiaries                                            5
                 2.05 Capitalization                                          5
                 2.06 Financial Statements                                    5
                 2.07 Absence of Certain Changes or Events                    5
                 2.08 Title and Related Matters                               6
                 2.09 Tax Matters                                             6
                 2.10 Litigation and Proceedings                              7
                 2.11 Contracts                                               7
                 2.12 Material Contact Defaults                               8
                 2.13 Governmental Authorizations                             8
                 2.14 Compliance with Laws and Regulations                    8
                 2.15 Insurance                                               8
                 2.16 Employment Practices                                    8
                 2.17 Transactions with Affiliates; Arm's-Length
                         Transactions; Conflicts of Interest                  9
                 2.18 Absence of Certain Practices                            9
                 2.19 Information                                             9
                 2.20 TCI Schedules                                           9

ARTICLE III. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF T900

                 3.01 Organization                                           10
                 3.02 Non-contravention                                      10
                 3.03 Authorization of Transaction                           11
                 3.04 Subsidiaries                                           11
                 3.05 Capitalization                                         II
                 3.06 Financial Statements                                   11
                 3.07 Absence of Certain Changes or Events                   11
                 3.08 Title and Related Matters                              12
                 3.09 Tax Matters                                            13
                 3.10 Litigation and Proceedings                             13
                 3.11 Contracts                                              13
                 3.12 Material Contact Defaults                              14
                 3.13 Governmental Authorizations                            14
                 3.14 Compliance with Laws and Regulations                   14
                 3.15 Insurance                                              14
                 3.16 Employment Practices                                   14
                 3.17 Transactions with Affiliates; Arm's-Length
                         Transactions; Conflicts of Interest                 15
                 3.18 Absence of Certain Practices                           15

                 3.19 Information                                            15
                 3.20 T900 Schedules                                         15

ARTICLE IV. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF QCI

                 4.01 Organization                                           16
                 4.02 Non-contravention                                      16
                 4.03 Authorization of Transaction                           17
                 4.04 Subsidiaries                                           17
                 4.05 Capitalization                                         17
                 4.06 Financial Statements                                   17
                 4.07 Absence of Certain Changes or Events                   17
                 4.08 Title and Related Matters                              18
                 4.09 Tax Matters                                            18
                 4.10 Litigation and Proceedings                             19
                 4.11 Contracts                                              19
                 4.12 Material Contact Defaults                              19
                 4.13 Governmental Authorizations                            19
                 4.14 Compliance with Laws and Regulations                   20
                 4.15 Insurance                                              20
                 4.16 Employment Practices                                   20
                 4.17 Transactions with Affiliates; Arm's-Length
                         Transactions; Conflicts of Interest                 20
                 4.18 Absence of Certain Practices                           20
                 4.19 Information                                            20
                 4.20 QCI Schedules                                          20

ARTICLE V. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FRD

                 5.01 Organization                                           21
                 5.02 Non-contravention                                      21
                 5.03 Authorization of Transaction                           22
                 5.04 Subsidiaries                                           22
                 5.05 Capitalization                                         22
                 5.06 Financial Statements                                   22
                 5.07 Absence of Certain Changes or Events                   22
                 5.08 Tax Matters                                            23
                 5.09 Litigation and Proceedings                             24
                 5.10 Contracts                                              24
                 5.11 Material Contact Defaults                              24
                 5.12 Governmental Authorizations                            24
                 5.13 Continuity of Business Enterprise                      24
                 5.14 Compliance With Laws and Regulations                   24
                 5.15 Employment Practices                                   25
                 5.16 Transactions with Affiliates; Arm's-Length
                         Transactions; Conflicts of Interest                 25
                 5.17 Absence of Certain Practices                           25
                 5.18 Information                                            25
                 5.19 FRD Schedules                                          25

ARTICLE VI. PLAN OF EXCHANGE

                 6.01 QSUB Formation                                         26
                 6.02 TCI Merger and Exchange of Shares                      26
                 6.03 T900 Merger and Exchange of Shares                     26
                 6.04 QCI Merger and Exchange of Shares                      27
                 6.05 Fractional Shares                                      27
                 6.06 Effect of Merger                                       27

ARTICLE VII. SPECIAL COVENANTS

                 7.01 Stockholder Approval                                   27
                 7.02 Access to Properties and Records                       27
                 7.03 Actions Prior to Closing                               28
                 7.04 Special Covenants and Representations
                         Regarding the Exchanged FRD Stock                   28
                 7.05 Indemnification                                        28
                 7.06 Third Person Consents and Agreements                   29
                 7.07 Management of FRD                                      29
                 7.08 Termination                                            29

ARTICLE VIII. CLOSING

                 8.01 Closing                                                30
                 8.02 Closing Events                                         30

ARTICLE IX. CONDITIONS PRECEDENT TO OBLIGATIONS OF FRD

                 9.01 Accuracy of Representation                             31
                 9.02 Stockholder Approval                                   31
                 9.03 Officer's Certificates                                 31
                 9.04 No Material Adverse Change                             31
                 9.05 Good Standing                                          31
                 9.06 Dissenters' Rights                                     31
                 9.07 Schedules                                              31
                 9.08 Consents/ Agreements                                   31
                 9.09 Other Items                                            31

ARTICLE X. CONDITIONS PRECEDENT TO OBLIGATIONS OF TCI, T900 and QCI

                10.01 Accuracy of Representation                             32
                10.02 Stockholder Approval                                   32
                10.03 Officer's Certificates                                 32
                10.04 No Material Adverse Change                             32
                10.05 Good Standing                                          32
                10.06 Schedules                                              32
                10.07 Other Items                                            32

ARTICLE XI. MISCELLANEOUS

                11.01 Brokers                                                32
                11.02 Governing Law                                          32
                11.03 Notices                                                33
                11.04 Attorneys' Fees                                        33
                11.05 Third Party Beneficiaries                              33
                11.06 Entire Agreement                                       33
                11.07 Counterparts                                           33
                11.08 Amendment of Waiver                                    33

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 1st day of July, 1998, by and between FOUR RIVERS DEVELOPMENT, INC., a Utah corporation, TELECONNECT, INC., a Utah corporation, TELESHARE 900, INC., a Utah corporation, and Q COMM INTERNATIONAL, INC., a Nevada corporation.

                                    Recitals

      This Agreement provides for the merger of a Subsidiary incorporated and organized by FRD under the laws of the state of Utah with each of TCI, T900, and QCI, and in connection therewith the conversion of the outstanding common stock of TCI, T900, and QCI into shares of common voting stock of FRD, par value $0.001 per share, all for the purpose of accomplishing a "tax-free" reorganization pursuant to section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

                                    Agreement

      NOW, THEREFORE, based upon the recitals above and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

Adverse Consequences           means all actions, suits, proceedings, hearings,
                               investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

Affiliate                      has the meaning set forth in Rule 12b-2 of the
                               regulations promulgated under the Securities
                               Exchange Act of 1934, as amended.

Agreement                      means this Agreement and Plan of Reorganization
                               dated July 1, 1998.

Closing means the acts by the Parties of issuing, executing, and/or delivering the certificates of officers, schedules, and other instruments provided for in Articles VIII, IX, and X of this Agreement.

Companies                      means, collectively, TCI, T900, and QCI.

Corporation Act                means the Revised Business Corporation Act of the
                               state of Utah.

Effective Date                 has the meaning set forth in Section 8.02, below.

Exchanged FRD Stock            means the common stock, par value $0.001, of FRD
                               to be issued to the Stockholders pursuant to this Agreement. All references herein to the Exchanged
                               FRD Stock give effect to the Reverse Split.

FRD is Four Rivers Development, Inc., a Utah corporation and a Party to this Agreement.

FRD Schedules                  means the schedules of FRD identified in Section
                               5.19 of this Agreement.

GAAP means the United States generally accepted accounting principles as in effect from time to time.

Knowledge                      means actual knowledge after reasonable
                               investigation.

Material means, when used as an adjective in conjunction with an event, condition, circumstance, effect, or other item, that there is a substantial likelihood that a reasonable person would attach importance to the event, condition, circumstance, effect, or item in evaluating the Party to which it relates and the transactions herein contemplated.

Merger means the merger of each of the Companies with and into QSUB as the surviving corporation, all in accordance with this Agreement, the Plan of Merger, the Corporation Act, and the Nevada Corporation Law as applicable.

Nevada Corporation Law         means Chapter 78 the Nevada Revised Statutes.

Ordinary Course of Business    means the ordinary course of business consistent
                               with past custom and practice (including with respect to quantity and frequency).

Party means any one or more of FRD, TCI, T900, or QCI, as the context indicates.

Person means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

Plan of Merger                 is the form of the Plan of Merger attached hereto
                               as Exhibit "A" which provides for the merger of each of the Companies with and into QSUB, with QSUB being the surviving corporation.

QCI is Q Comm International, Inc., a Nevada corporation and a Party to this Agreement.

QCI Merger                     means the merger of QCI with and into QSUB as
                               the surviving corporation, all in accordance with this Agreement, the Plan of Merger, the Corporation Act and the Nevada Corporation Law.

QCI Schedules                  means the schedules of QCI identified in Section
                               4.20 of this Agreement.

QCI Stockholder                means any Person holding any of the shares of the
                               capital stock of QCI on the date of Closing.

QSUB is Q Comm, Inc., a corporation to be formed under the laws of the State of Utah as a wholly-owned subsidiary of FRD for the purpose of merging with the Companies.

Reverse Split                  means a 20-to-1 reverse split in the issued and
                               outstanding common stock of FRD to be submitted to the stockholders of FRD for Stockholder
                               Approval prior to the Closing.

SEC                            means the Securities and Exchange Commission.

Securities Act                 means the Securities Act of 1933, as amended.

Securities Exchange Act        means the Securities Exchange Act of 1934, as
                               amended.

Security Interest              means any mortgage, pledge, lien, encumbrance,
                               charge, or other security interest, other than:
                               (a) mechanic's, materialmen's, and similar liens;
                               (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and
                               (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

Stockholder Approval           means the required affirmative vote of the
                               holders of capital stock of a corporation to approve the Merger or any other matter contemplated by this Agreement under the Corporation Act and the Nevada Corporation Law.

Subsidiary                     means any corporation with respect to which a
                               specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

Tax means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

Tax Return                     means any return, declaration, report, claim for
                               refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

T900 is Teleshare 900, Inc., a Utah corporation and a Party to this Agreement.

T900 Merger                    means the merger of T900 with and into QSUB as
                               the surviving corporation, all in accordance with this Agreement, the Plan of Merger and the Corporation Act.

T900 Schedules                 means the schedules of T900 identified in Section
                               3.20 of this Agreement.

T900 Stockholder               means any Person holding any of the shares of the
                               capital stock of T900 on the date of Closing.

TCI is Teleconnect, Inc., a Utah corporation and a Party to this Agreement.

TCI Merger                     means the merger of TCI with and into QSUB as the
                               surviving corporation, all in accordance with this Agreement, the Plan of Merger and the Corporation Act.

TCI Schedules                  means the schedules of TCI identified in Section
                               2.20 of this Agreement.

TCI Stockholder                means any Person holding any of the shares of the
                               capital stock of TCI on the date of Closing.

                                   ARTICLE II

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TCI

      As an inducement to, and to obtain the reliance of FRD, TCI represents and warrants as follows:

      Section 2.01 Organization. TCI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. TCI has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of TCI. Included in the TCI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of TCI as in effect on the date hereof.

      Section 2.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of TCI; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which TCI is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TCI is subject.

      Section 2.03 Authorization of Transaction. TCI has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder, subject to obtaining the requisite Stockholder Approval of the TCI Merger. Without limiting the generality of the foregoing, the board of directors of TCI has duly authorized the execution, delivery, and performance of this Agreement by TCI. This Agreement represents the valid and binding obligation of TCI enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 2.04 Subsidiaries. TCI has no Subsidiaries.

      Section 2.05 Capitalization. The authorized capitalization of TCI consists of 10,000 shares of common stock, no par value, of which 3,639 shares will be issued and outstanding immediately prior to the Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued TCI common stock.

      Section 2.06 Financial Statements.

            (a) The TCI Schedules contain the audited balance sheets of TCI at December 31, 1997, 1996, and 1995, and the audited statements of income, stockholders' equity, and cash flows for each year in the three year period ended December 31, 1997, including the notes thereto and the opinion of Squire & Company, PC, certified public accountants with respect thereto.

            (b) All such financial statements have been prepared in accordance with GAAP, which was applied on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of TCI and its results of operations, and are consistent with the books and records of TCI.

            (c) TCI did not have as of the date of its most recent balance sheet any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on its most recent balance sheet, and (ii) liabilities disclosed in this Agreement or the TCI Schedules.

            (d) All accounts receivable of TCI are reflected properly on its books and records and, to the Knowledge of TCI, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts, if any, set forth on the balance sheet of TCI at December 31, 1997, as adjusted for the passage of time through the date of this Agreement in accordance with the past custom and practice of TCI.

      Section 2.07 Absence of Certain Changes or Events. Except as described herein or in the TCI Schedules, since December 31, 1997, the date of the most recent balance sheet of TCI:

            (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of TCI; or (ii) any damage, destruction, or loss to TCI (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition.

            (b) TCI has not (i) amended its articles of incorporation, charter, or bylaws: (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business;
      (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees, except in the Ordinary Course of Business.

            (c) TCI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the Ordinary Course of Business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the December 31, 1997, balance sheet of TCI, and current liabilities incurred since that date in the Ordinary Course of Business; (iv) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate, have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims in excess of reserves reflected on its balance sheet at December 31, 1997 (except debts or claims which, in the aggregate, are of a value of less than $10,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

            (d) To the Knowledge of TCI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 2.08 Title and Related Matters. TCI has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected in its December 31, 1997, balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business or as provided in this Agreement or the TCI Schedules), free and clear of all Security Interests, except as disclosed in the TCI Schedules. Except as set forth in the TCI Schedules, TCI owns free and clear of any Security Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business and necessary to conduct its business in an efficient manner. Except as set forth in the TCI Schedules, no Person has any right to, and TCI has not received any notice of, infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on its business, operations, financial condition, income, or business, or any material portion of its properties, assets, or rights.

      Section 2.09 Tax Matters.

            (a) TCI has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing. All such Tax Returns were correct and complete in all material respects. All Taxes owed by TCI (whether or not shown on any Tax Return) have been paid. TCI is not currently the beneficiary of any extension of time within which to file any Tax Return, except as disclosed in the TCI Schedules. No claim has ever been made by an authority in a jurisdiction where TCI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of TCI that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) TCI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c) No TCI director or officer (or employee responsible for Tax matters) of TCI reasonably expects any authority to assess against TCI any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of TCI either
      (i) claimed or raised by an authority in writing or, (ii) as to which any of the TCI directors and officers (and employees responsible for Tax matters) of TCI has knowledge based upon personal contact with any agent of such authority. The TCI Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to TCI for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. TCI has delivered to FRD correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by TCI for taxable periods ended on or after December 31, 1995.

            (d) TCI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of TCI (i) did not, as of the December 31, 1997, balance sheet of TCI, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of said balance sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of TCI in filing its Tax Returns.

      Section 2.10 Litigation and Proceedings. Except as set forth in the TCI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of TCI, threatened by or against TCI or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of TCI, there is no material default on the part of TCI with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

      Section 2.11 Contracts.

            (a) Except as included or described herein or in the TCI Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which TCI is a party or by which its properties are bound.

            (b) All contracts, agreements, franchises, license agreements, and other commitments to which TCI is a party or by which its properties are bound and which are material to its operations are, to the Knowledge of TCI, valid and enforceable by TCI in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

            (c) Except as included or described in the TCI Schedules or reflected in the December 31, 1997, balance sheet, TCI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which it is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate, do not exceed $20,000; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

      Section 2.12 Material Contract Defaults. Except as disclosed in the TCI Schedules, to its Knowledge, TCI is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 2.13 Governmental Authorizations. Except as set forth in the TCI Schedules, TCI has all licenses, franchises, permits, and other governmental authorizations, whether state or federal that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with the Securities Act and the Corporation Act, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by TCI of this Agreement and the consummation by TCI of the transactions contemplated hereby.

      Section 2.14 Compliance With Laws and Regulations. TCI has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or business condition, and except to the extent non-compliance would not result in any material liability.

      Section 2.15 Insurance. All the insurable properties of TCI are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 2.16 Employment Practices. TCI is not a party to, or in the process of negotiating, any collective bargaining or labor agreement or union contract. There is no (i) charge, complaint or suit pending or, to the Knowledge of TCI, threatened against TCI respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, except as set forth in the TCI Schedules, (ii) unfair labor practice charge or complaint pending or, to the Knowledge of TCI, threatened against, or decision or order in effect and binding on, TCI before or of the National Labor Relations Board, (iii) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of TCI, threatened against TCI, (iv) strike, labor dispute, slowdown, work stoppage or other interference with work pending or, to the Knowledge of TCI, threatened against TCI, or (v) to the Knowledge of TCI, union organizing activities or union representation question threatened or existing with respect to any groups of employees of TCI.

      Section 2.17 Transactions with Affiliates; Arm's-Length Transactions; Conflicts of Interest. Except as set forth in the TCI Schedules, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among TCI and its officers or directors or stockholders or any of their Affiliates or associates. All transactions by TCI have been conducted on an arms-length basis. Neither the elected officers of TCI nor the key employees of TCI, or their respective spouses, have (or had during the past three fiscal years) any material direct or indirect ownership or profit participation in outside business enterprises with which TCI had material purchases, sales. or business dealings.

      Section 2.18 Absence of Certain Practices. TCI or any director, officer, agent, employee, consultant, or other Person acting on its behalf has not given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder TCI in connection with any proposed transaction involving TCI. TCI or any director, officer, agent, employee, consultant or other Person acting on behalf of TCI has not (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures; or (iii) has had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

      Section 2.19 Information. The information concerning TCI set forth in this Agreement and in the TCI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 2.20 TCI Schedules. Not less than 10 days prior to the Closing, TCI shall deliver to FRD the following schedules of exceptions, which are collectively referred to as the "TCI Schedules" and which consist of separate schedules dated as of the date of delivery to FRD and instruments and data as of such date, all certified by the chief executive officer of TCI as complete, true, and correct:

            (a) Schedule 2.01 containing complete and correct copies of the articles of incorporation, as amended, and bylaws of TCI in effect as of the date of Closing;

            (b) Schedule 2.05 containing a list indicating the name, address, and number of shares held by each of the TCI Stockholders;

            (c) Schedule 2.06 containing the financial statements of TCI identified in paragraph 2.06(a);

            (d) Schedule 2.07 describing certain changes and events;

            (e) Schedule 2.08 describing real and personal property and all Security Interests;

            (f) Schedule 2.09 containing the income Tax Returns of TCI and related Tax information;

            (g) Schedule 2.10 describing litigation and proceedings involving
      TCI;

            (h) Schedule 2.11 describing material contracts and other arrangements;

            (i) Schedule 2.12 describing material contract defaults;

            (j) Schedule 2.13 listing missing government authorizations;

            (k) Schedule 2.17 describing transactions with Affiliates; and

            (l) Schedule 2.20 setting forth any other information, together with any copies of documents, required to be disclosed in the TCI Schedules by Sections 2.01 through 2.19.

TCI shall cause the TCI Schedules and the instruments and data to be delivered to FRD hereunder to be updated after the date of delivery up to and including the date of Closing.

                                   ARTICLE III

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF T900

      As an inducement to, and to obtain the reliance of FRD, T900 represents and warrants as follows:

      Section 3.01 Organization. T900 is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. T900 has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of T900. Included in the T900 Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of T900 as in effect on the date hereof.

      Section 3.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of T900; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which T900 is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which T900 is subject.

      Section 3.03 Authorization of Transaction. T900 has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder, subject to obtaining the requisite Stockholder Approval of the T900 Merger. Without limiting the generality of the foregoing, the board of directors of T900 has duly authorized the execution, delivery, and performance of this Agreement by T900. This Agreement represents the valid and binding obligation of T900 enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 3.04 Subsidiaries. T900 has no Subsidiaries.

      Section 3.05 Capitalization. The authorized capitalization of T900 consists of 10,000 shares of common stock, no par value, of which 3,326 shares will be issued and outstanding immediately prior to the Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued T900 common stock.

      Section 3.06 Financial Statements.

            (a) The T900 Schedules contain the audited balance sheets of T900 at December 31, 1997, 1996, and 1995, and the audited statements of income, stockholders' equity, and cash flows for each year in the three year period ended December 31, 1997, including the notes thereto and the opinion of Squire & Company, PC, certified public accountants with respect thereto.

            (b) All such financial statements have been prepared in accordance with GAAP, which was applied on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of T900 and its results of operations, and are consistent with the books and records of T900.

            (c) T900 did not have as of the date of its most recent balance sheet any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on its most recent balance sheet, and (ii) liabilities disclosed in this Agreement or the T900 Schedules.

            (d) All accounts receivable of T900 are reflected properly on its books and records and, to the Knowledge of T900, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts, if any, set forth on the balance sheet of T900 at December 31, 1997, as adjusted for the passage of time through the date of this Agreement in accordance with the past custom and practice of T900.

      Section 3.07 Absence of Certain Changes or Events. Except as described herein or in the T900 Schedules, since December 31, 1997, the date of the most recent balance sheet of T900:

            (a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of T900; or (ii) any damage, destruction, or loss to T900 (whether or not covered by insurance) materially and adversely affecting its business, operations, properties, assets, or financial condition.

            (b) T900 has not (i) amended its articles of incorporation, charter, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business;
      (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees, except in the Ordinary Course of Business.

            (c) T900 has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent), except liabilities incurred in the Ordinary Course of Business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the December 31, 1997, balance sheet of T900, and current liabilities incurred since that date in the Ordinary Course of Business; (iv) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate, have a value of less than $10,000), or canceled, or agreed to cancel, any debts or claims in excess of reserves reflected on its balance sheet at December 31, 1997 (except debts or claims which, in the aggregate, are of a value of less than $10,000); or (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering its business.

            (d) To the Knowledge of T900, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect its business as conducted on the date hereof.

      Section 3.08 Title and Related Matters. T900 has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected in its December 31, 1997, balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the Ordinary Course of Business or as provided in this Agreement or the T900 Schedules), free and clear of all Security Interests, except as disclosed in the T900 Schedules. Except as set forth in the T900 Schedules, T900 owns free and clear of any Security Interests any and all trademarks, service marks, tradenames, copyrights, procedures, techniques, marketing plans, business plans, methods of management, intellectual property, and other information utilized in connection with its business and necessary to conduct its business in an efficient manner. Except as set forth in the T900 Schedules, no Person has any right to, and T900 has not received any notice of, infringement of, or conflict with, asserted rights of others with respect to any marketing rights, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, copyrights, or intellectual property, which, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on its business, operations, financial condition, income, or business, or any material portion of its properties, assets, or rights.

      Section 3.09 Tax Matters.

            (a) T900 has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing. All such Tax Returns were correct and complete in all material respects. All Taxes owed by T900 (whether or not shown on any Tax Return) have been paid. T900 is not currently the beneficiary of any extension of time within which to file any Tax Return, except as disclosed in the T900 Schedules. No claim has ever been made by an authority in a jurisdiction where T900 does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of T900 that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) T900 has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c) No T900 director or officer (or employee responsible for Tax matters) of T900 reasonably expects any authority to assess against T900 any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of T900 either
      (i) claimed or raised by an authority in writing or, (ii) as to which any of the T900 directors and officers (and employees responsible for Tax matters) of T900 has knowledge based upon personal contact with any agent of such authority. The T900 Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to T900 for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. T900 has delivered to FRD correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by T900 for taxable periods ended on or after December 31, 1995.

            (d) T900 has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of T900 (i) did not, as of the December 31, 1997, balance sheet of T900, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of said balance sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of T900 in filing its Tax Returns.

      Section 3.10 Litigation and Proceedings. Except as set forth in the T900 Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of T900, threatened by or against T900 or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of T900, there is no material default on the part of T900 with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

      Section 3.11 Contracts.

            (a) Except as included or described herein or in the T900 Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which T900 is a party or by which its properties are bound.

            (b) All contracts, agreements, franchises, license agreements, and other commitments to which T900 is a party or by which its properties are bound and which are material to its operations are, to the Knowledge of T900, valid and enforceable by T900 in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

            (c) Except as included or described in the T900 Schedules or reflected in the December 31, 1997, balance sheet, T900 is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which it is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate, do not exceed $20,000; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $5,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director; or (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

      Section 3.12 Material Contract Defaults. Except as disclosed in the T900 Schedules, to its Knowledge, T900 is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or business condition, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 3.13 Governmental Authorizations. Except as set forth in the T900 Schedules, T900 has all licenses, franchises, permits, and other governmental authorizations, whether state or federal that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with the Securities Act and the Corporation Act, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by T900 of this Agreement and the consummation by T900 of the transactions contemplated hereby.

      Section 3.14 Compliance With Laws and Regulations. T900 has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or business condition, and except to the extent non-compliance would not result in any material liability.

      Section 3.15 Insurance. All the insurable properties of T900 are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 3.16 Employment Practices. T900 is not a party to, or in the process of negotiating, any collective bargaining or labor agreement or union contract. There is no (i) charge, complaint or suit pending or, to the Knowledge of T900, threatened against T900 respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, except as set forth in the T900 Schedules, (ii) unfair labor practice charge or complaint pending or, to the Knowledge of T900, threatened against, or decision or order in effect and binding on, T900 before or of the National Labor Relations Board, (iii) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of T900, threatened against T900, (iv) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the Knowledge of T900, threatened against T900, or (v) to the Knowledge of T900, union organizing activities or union representation question threatened or existing with respect to any groups of employees of T900.

      Section 3.17 Transactions with Affiliates; Arm's-Length Transactions; Conflicts of Interest. Except as set forth in the T900 Schedules, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among T900 and its officers or directors or stockholders or any of their Affiliates or associates. All transactions by T900 have been conducted on an arm's-length basis. Neither the elected officers of T900 nor the key employees of T900, or their respective spouses, have (or had during the past three fiscal years) any material direct or indirect ownership or profit participation in outside business enterprises with which T900 had material purchases, sales. or business dealings.

      Section 3.18 Absence of Certain Practices. T900 or any director, officer, agent, employee, consultant, or other Person acting on its behalf has not given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder T900 in connection with any proposed transaction involving T900. T900 or any director, officer, agent, employee, consultant or other Person acting on behalf of T900 has not (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures; or (iii) has had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

      Section 3.19 Information. The information concerning T900 set forth in this Agreement and in the T900 Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 3.20 T900 Schedules. Not less than 10 days prior to the Closing, T900 shall deliver to FRD the following schedules of exceptions, which are collectively referred to as the "T900 Schedules" and which consist of separate schedules dated as of the date of delivery to FRD and instruments and data as of such date, all certified by the chief executive officer of T900 as complete, true, and correct:

            (a) Schedule 3.01 containing complete and correct copies of the articles of incorporation, as amended, and bylaws of T900 in effect as of the date of Closing;

            (b) Schedule 3.05 containing a list indicating the name, address, and number of shares held by each of the T900 Stockholders;

            (c) Schedule 3.06 containing the financial statements of TCI identified in paragraph 3.06(a);

            (d) Schedule 3.07 describing certain changes and events;

            (e) Schedule 3.08 describing real and personal property and all Security Interests;

            (f) Schedule 3.09 containing the income Tax Returns of T900 and related Tax information;

            (g) Schedule 3.10 describing litigation and proceedings involving 1900;

            (h) Schedule 3.11 describing material contracts and other arrangements;

            (i) Schedule 3.12 describing material contract defaults;

            (j) Schedule 3.13 listing missing government authorizations;

            (k) Schedule 3.17 describing transactions with Affiliates; and

            (l) Schedule 3.20 setting forth any other information, together with any copies of documents, required to be disclosed in the T900 Schedules by Sections 3.01 through 3.19.

T900 shall cause the T900 Schedules and the instruments and data to be delivered to FRD hereunder to be updated after the date of delivery up to and including the date of Closing.

                                   ARTICLE IV

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF QCI

      As an inducement to, and to obtain the reliance of FRD, QCI represents and warrants as follows:

      Section 4.01 Organization. QCI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. QCI has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of QCI. Included in the QCI Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, as amended, and bylaws of QCI as in effect on the date hereof.

      Section 4.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of QCI; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which QCI is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which QCI is subject.

      Section 4.03 Authorization of Transaction. QCI has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder, subject to obtaining the requisite Stockholder Approval of the QCI Merger. Without limiting the generality of the foregoing, the board of directors of QCI has duly authorized the execution, delivery, and performance of this Agreement by QCI. This Agreement represents the valid and binding obligation of QCI enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 4.04 Subsidiaries. QCI has no Subsidiaries.

      Section 4.05 Capitalization. The authorized capitalization of QCI consists of 25,000,000 shares of common stock, par value $0.001 per share, of which 11,068,750 shares are currently issued and outstanding. As of the Closing, the total number of issued and outstanding shares will be 180,550. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any Person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued QCI common stock.

      Section 4.06 Financial Statements.

            (a) The QCI Schedules contain the unaudited balance sheet of QCI at April 30, 1998, and the unaudited statement of income for the period from the date of inception on December 5, 1997 through April 30, 1998.

            (b) All such financial statements have been prepared in accordance with GAAP, which was applied on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of QCI and its results of operations, and are consistent with the books and records of QCI.

            (c) QCI did not have as of the date of its most recent balance sheet any material liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on its most recent balance sheet, and (ii) liabilities disclosed in this Agreement or the QCI Schedules.

      Section 4.07 Absence of Certain Changes or Events. Except as described herein or in the QCI Schedules, since April 30, 1998, the date of the most recent balance sheet of QCI:

            (a) There has not been any material adverse change in the properties, assets, or condition of QCI.

            (b) QCI has not (i) amended its articles of incorporation, charter, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business;
      (iv) made any material change in its method of accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees.

            (c) QCI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the April 30, 1998, balance sheet of QCI, and current liabilities incurred since that date in the Ordinary Course of Business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims in excess of reserves reflected on its balance sheet at April 30, 1998 (except debts or claims which, in the aggregate, are of a value of less than $1,000); or (v) made or permitted any amendment or termination of any contract or agreement to which it is a party.

      Section 4.08 Title and Related Matters. QCI has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected in its April 30, 1998, balance sheet or acquired after that date, free and clear of all Security Interests, except as disclosed in the QCI Schedules. Except as set forth in the QCI Schedules, no Person has any right to, and QCI has not received any notice of, infringement of, or conflict with, asserted rights of others with respect to any trademarks, service marks, tradenames, copyrights, or intellectual property.

      Section 4.09 Tax Matters.

            (a) QCI has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing. All such Tax Returns were correct and complete in all material respects. All Taxes owed by QCI (whether or not shown on any Tax Return) have been paid. QCI is not currently the beneficiary of any extension of time within which to file any Tax Return, except as disclosed in the QCI Schedules. No claim has ever been made by an authority in a jurisdiction where QCI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of QCI that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) QCI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c) No QCI director or officer (or employee responsible for Tax matters) of QCI reasonably expects any authority to assess against QCI any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of QCI either
      (i) claimed or raised by an authority in writing or, (ii) as to which any of the QCI directors and officers (and employees responsible for Tax matters) of QCI has knowledge based upon personal contact with any agent of such authority. The QCI Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to QCI for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. QCI has delivered to FRD correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by QCI for taxable periods ended on or after December 31, 1997.

            (d) QCI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of QCI (i) did not, as of the April 30, 1998, balance sheet of QCI, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of said balance sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of QCI in filing its Tax Returns.

      Section 4.10 Litigation and Proceedings. Except as set forth in the QCI Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of QCI, threatened by or against QCI or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of QCI, there is no material default on the part of QCI with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

      Section 4.11 Contracts.

            (a) Except as included or described herein or in the QCI Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which QCI is a party or by which its properties are bound.

            (b) Except as included or described in the QCI Schedules or reflected in the April 30, 1998, balance sheet, QCI is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which it is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate, do not exceed $5,000; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of$l,000 in the aggregate; (vi) collective bargaining agreement,
      (vii) agreement with any present or former officer or director, or (viii) contract, agreement, or other commitment involving payments by it of more than $5,000 in the aggregate.

      Section 4.12 Material Contract Defaults. Except as disclosed in the QCI Schedules, to its Knowledge, QCI is not in default in any material respect under the terms of any outstanding contract agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 4.13 Governmental Authorizations. Except for compliance with the Securities Act, the Corporation Act, and the Nevada Corporation Law, as hereinafter provided, no authorization, approval, consent, or order of; or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by QCI of this Agreement and the consummation by QCI of the transactions contemplated hereby.

      Section 4.14 Compliance With Laws and Regulations. QCI has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its properties, assets, or business condition, and except to the extent non-compliance would not result in any material liability.

      Section 4.15 Insurance. All the insurable properties of QCI are insured in accordance with industry standards against all risks customarily insured against by persons operating similar properties in localities where such properties are located and under valid and enforceable policies by insurers of recognized responsibility.

      Section 4.16 Employment Practices. QCI has no employees and has had no employees since its inception.

      Section 4.17 Transactions with Affiliates; Arm's-Length Transactions; Conflicts of Interest. Except as set forth in the QCI Schedules, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among QCI and its officers or directors or stockholders or any of their Affiliates or associates. All transactions by QCI have been conducted on an arms-length basis. Neither the elected officers of QCI nor the key employees of QCI, or their respective spouses, have (or had during the past three fiscal years) any material direct or indirect ownership or profit participation in outside business enterprises with which QCI had material purchases, sales. or business dealings.

      Section 4.18 Absence of Certain Practices. QCI or any director, officer, agent, employee, consultant, or other Person acting on its behalf has not given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder QCI in connection with any proposed transaction involving QCI. QCI or any director, officer, agent, employee, consultant or other Person acting on behalf of QCI has not (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures; or (iii) has had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

      Section 4.19 Information. The information concerning QCI set forth in this Agreement and in the QCI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 4.20 QCI Schedules. Not less than 10 days prior to the Closing, QCI shall deliver to FRD the following schedules of exceptions, which are collectively referred to as the "QCI Schedules" and which consist of separate schedules dated as of the date of delivery to FRD and instruments and data as of such date, all certified by the chief executive officer of QCI as complete, true, and correct:

            (a) Schedule 4.01 containing complete and correct copies of the articles of incorporation, as amended, and bylaws of QCI in effect as of the date of Closing;

            (b) Schedule 4.05 containing a list indicating the name, address, and number of shares held by each of the QCI Stockholders;

            (c) Schedule 4.06 containing the financial statements of QCI identified in paragraph 4.06(a);

            (d) Schedule 4.07 describing certain changes and events;

            (e) Schedule 4.08 describing real and personal property and all Security Interests;

            (f) Schedule 4.09 containing the income Tax Returns of QCI and related Tax information;

            (g) Schedule 4.10 describing litigation and proceedings involving
      QCI;

            (h) Schedule 4.11 describing material contracts and other arrangements;

            (i) Schedule 4.12 describing material contract defaults;

            (j) Schedule 4.13 listing missing government authorizations;

            (k) Schedule 4.17 describing transactions with Affiliates; and

            (l) Schedule 4.20 setting forth any other information, together with any copies of documents, required to be disclosed in the QCI Schedules by Sections 4.01 through 4.19.

QCI shall cause the QCI Schedules and the instruments and data to be delivered to FRD hereunder to be updated after the date of delivery up to and including the date of Closing.

                                    ARTICLE V

                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF FRD

      As an inducement to, and to obtain the reliance of; TCI, T900 and QCI, FRD represents and warrants as follows:

      Section 5.01 Organization. FRD is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah. FRD has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except in such jurisdictions, if any, where the failure to be so qualified would not, either individually or in the aggregate, have a material adverse effect on the business, properties, or assets of FRD.

      Section 5.02 Non-contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not: violate any provision of the articles of incorporation, charter, or bylaws of FRD; result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which FRD is a party or by which it is bound or to which any of its assets is subject; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FRD is subject.

      Section 5.03 Authorization of Transaction. FRD has full power and authority, and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to execute and deliver this Agreement and to perform its obligations hereunder, subject to obtaining the requisite Stockholder Approval of the Reverse Split. Without limiting the generality of the foregoing, the board of directors of FRD has duly authorized the execution, delivery, and performance of this Agreement by FRD. This Agreement represents the valid and binding obligation of FRD enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

      Section 5.04 Subsidiaries. FRD has no Subsidiaries.

      Section 5.05 Capitalization. The authorized capitalization of FRD consists of 50,000,000 shares of common stock, par value $0.001 per share, of which 10,987,722 shares are currently issued and outstanding (approximately 549,387 shares after giving effect to the Reverse Split). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any Person. There are no outstanding or authorized phantom stock, profit participation, or similar rights with respect to FRD. Except for a warrant to purchase 988,900 shares of FRD common stock at an exercise price of $0.05 per share (post Reverse Split 49,445 shares at an exercise price of $1.00 per share) issued for professional and consulting services, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued FRD common stock.

      Section 5.06 Financial Statements.

            (a) The FRD Schedules contain the audited balance sheet of FRD as of December 31, 1997, and the related audited statements of income, stockholders' equity, and cash flows for each year in the two year period ended December 31, 1997, together with the notes to such statements and the opinion of Pritchett, Siler & Hardy, PC, independent accountants, with respect thereto.

            (b) All such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, present fairly as of their respective dates the financial condition of FRD and the results of operations of FRD, are correct and complete, and are consistent with the books and records of FRD (which books and records are correct and complete).

            (c) FRD did not have as of the date of its most recent balance sheet any liabilities or obligations (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes, except for (i) liabilities set forth on the most recent balance sheet of FRD, (ii) expenses incurred in connection with the transactions contemplated by this Agreement, and (iii) liabilities disclosed in this Agreement or the FRD Schedules.

      Section 5.07 Absence of Certain Changes or Events. Except as described herein or in the FRD Schedules, since the date of the most recent FRD balance sheet:

      (a) There has not been any material adverse change in the financial condition of FRD.

      (b) FRD has not (i) amended its articles of incorporation, charter, or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering its business; (iv) made any material change in its method of accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any Person; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, Affiliates, or employees.

      (c) FRD has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; or (ii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

      Section 5.08 Tax Matters.

            (a) FRD has filed, or will have filed prior to the Closing, all Tax Returns that it was required to file as of the date of Closing. All such Tax Returns were correct and complete in all respects. All Taxes owed by FRD (whether or not shown on any Tax Return) have been paid. FRD is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where FRD does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of FRD that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) FRD has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person.

            (c) No FRD director or officer (or employee responsible for Tax matters) of FRD reasonably expects any authority to assess against FRD any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of FRD either
      (i) claimed or raised by an authority in writing or, (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of FRD has knowledge based upon personal contact with any agent of such authority. The FRD Schedules include a list of all federal, state, local, and foreign income Tax Returns filed with respect to FRD for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. FRD has delivered to TCI correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FRD for taxable periods ended on or after December 31, 1995.

            (d) FRD has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) The unpaid Taxes of FRD (i) did not, as of the most recent balance sheet of FRD, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of said balance sheet, and

      (ii) do not exceed that reserve as adjusted for the passage of time through the date of Closing in accordance with the past custom and practice of FRD in filing its Tax Returns.

      Section 5.09 Litigation and Proceedings. Except as set forth in the FRD Schedules, there are no actions, suits, proceedings, or investigations pending or, to the Knowledge of FRD. threatened by or against it or affecting its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. FRD has no Knowledge of any material default on its part with respect to any judgment, order, writ, injunction, decree, award, or ruling of any court, arbitrator, or governmental agency or instrumentality.

      Section 5.10 Contracts.

            (a) Except as included or described in the FRD Schedules, there are no material contracts, agreements, or other commitments to which FRD is a party or by which its properties are bound.

            (b) Except as included or described in the FRD Schedules or reflected in the most recent FRD balance sheet, FRD is not a party to any oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit, or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation; (v) consulting or other similar contracts; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

      Section 5.11 Material Contract Defaults. FRD is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which it has not taken adequate steps to prevent such a default from occurring.

      Section 5.12 Governmental Authorizations. Except for compliance with the Securities Act, the Corporation Act, and Nevada Corporation Law, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by FRD of this Agreement and the consummation by FRD of the transactions contemplated hereby..

      Section 5.13 Continuity of Business Enterprise. It is the present intention of FRD to continue at least one significant historic business of each of TCI, T900, and QCI, or to use at least a significant portion of their respective historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

      Section 5.14 Compliance With Laws and Regulations. FRD has complied with all applicable statutes and regulations of any country, state, provincial, municipal, or local governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its properties, assets, or business condition, and except to the extent non-compliance would not result in any material liability.

      Section 5.15 Employment Practices. FRD has no employees and has had no employees during the three year period ended December 31, 1997.

      Section 5.16 Transactions with Affiliates; Arm's-Length Transactions; Conflicts of Interest. Except as set forth in the FRD Schedules, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among FRD and its officers or directors or stockholders or any of their Affiliates or associates. All transactions by FRD have been conducted on an arm's-length basis. Neither the elected officers of FRD nor the key employees of FRD, or their respective spouses, have (or had during the past three fiscal years) any material direct or indirect ownership or profit participation in outside business enterprises with which FRD had material purchases, sales or business dealings.

      Section 5.17 Absence of Certain Practices. FRD or any director, officer, agent, employee, consultant, or other Person acting on its behalf has not given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other Person who is or may be in a position to help or hinder FRD in connection with any proposed transaction involving FRD. FRD or any director, officer, agent, employee, consultant or other Person acting on behalf of FRD has not (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others; (ii) accepted or received any unlawful contributions, payments, gifts or expenditures; or (iii) has had any transaction or payment which was not recorded in its accounting books and records or disclosed on its financial statements.

      Section 5.18 Information. The information concerning FRD set forth in this Agreement and in the FRD Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they are made, not misleading.

      Section 5.19 FRD Schedules. Not less than 10 days prior to the Closing, FRD shall deliver to TCI the following schedules, which are collectively referred to as the "FRD Schedules" and which consist of separate schedules dated as of the date of delivery to TCI and instruments and data as of such date, all certified by the chief executive officer of FRD as complete, true, and correct:

            (a) Schedule 5.01 containing complete and correct copies of the articles of incorporation, as amended, and bylaws of FRD in effect as of the date of Closing;

            (b) Schedule 5.05 containing a list indicating the name, address, and number of shares held by each of the FRD Stockholders;

            (c) Schedule 5.06 containing the financial statements of FRD identified in paragraph 5.06(a);

            (d) Schedule 5.07 describing certain changes and events;

            (e) Schedule 5.08 containing the income Tax Returns of FRD and related Tax information;

            (f) Schedule 5.09 describing litigation and proceedings involving
      FRD;

            (g) Schedule 5.10 describing material contracts and other arrangements;

            (h) Schedule 5.11 describing material contract defaults;

            (i) Schedule 5.12 listing missing government authorizations;

            (j) Schedule 5.16 describing transactions with Affiliates; and

            (l) Schedule 5.19 setting forth any other information, together with any copies of documents, required to be disclosed in the FRD Schedules by Sections 5.01 through 5.18.

FRD shall cause the FRD Schedules and the instruments and data to be delivered to TCI hereunder to be updated after the date of delivery up to and including the date of Closing.

                                   ARTICLE VI

                             PLAN OF REORGANIZATION

      Section 6.01 QSUB Formation. FRD agrees to organize, or cause to be organized, QSUB as a Utah corporation and its wholly-owned Subsidiary, all for the purpose and to the extent deemed necessary by FRD and its counsel to permit QSUB to execute an acceptance of the terms of this Agreement pertaining to the Companies Merger and each Plan of Merger pertaining thereto. At such time as QSUB has been organized and is, in the opinion of FRD and its counsel, permitted by law to execute an acceptance of this Agreement and each Plan of Merger, the board of directors of QSUB shall adopt resolutions authorizing the execution and delivery of such acceptance and each Plan of Merger, and approving the transactions contemplated thereby. On adoption of such resolutions and in consideration of the execution and delivery of this Agreement by the Companies, QSUB shall execute and deliver to each of the Companies duplicate copies of the acceptance of this Agreement and their respective Plan of Merger.

      Section 6.02 TCI Merger and Exchange of Shares. Pursuant to this Agreement, each share of TCI common stock outstanding on the Effective Date shall be converted into 930.2808464 shares of Exchanged FRD Stock, or a total of approximately 3,385,292 shares for the 3,639 issued and outstanding shares of common stock of TCI on the date of Closing. After the Effective Date each TCI Stockholder shall, on surrender to FRD of the certificate or certificates representing the TCI common stock, be entitled to receive a certificate or certificates evidencing shares of the Exchanged FRD Stock as provided herein. On the Effective Date all previously issued shares of common stock of TCI shall be canceled, and all rights in respect thereof shall cease. The shares of Exchanged FRD Stock issued pursuant to this Section 6.02 and the TCI Merger shall be, when issued, legally issued, fully paid, and non-assessable.

      Section 6.03 T900 Merger and Exchange of Shares. Pursuant to this Agreement, each share of T900 common stock outstanding on the Effective Date shall be converted into 298.8686109 shares of Exchanged FRD Stock, or a total of approximately 994,037 shares for the 3,326 issued and outstanding shares of common stock of T900 on the date of Closing. After the Effective Date each T900 Stockholder shall, on surrender to FRD of the certificate or certificates representing the T900 common stock, be entitled to receive a certificate or certificates evidencing shares of the Exchanged FRD Stock as provided herein. On the Effective Date all previously issued shares of common stock of T900 shall be canceled, and all rights in respect thereof shall cease. The shares of Exchanged FRD Stock issued pursuant to this Section 6.03 and the T900 Merger shall be, when issued, legally issued, fully paid, and non-assessable.

      Section 6.04 QCI Merger and Exchange of Shares. Pursuant to this Agreement, each share of QCI common stock outstanding on the Effective Date shall be converted into 3.13018 shares of Exchanged FRD Stock, or a total of approximately 565,154 shares for the 180,550 issued and outstanding shares of common stock of QCI on the date of Closing. After the Effective Date each QCI Stockholder shall, on surrender to FRD of the certificate or certificates representing the QCI common stock, be entitled to receive a certificate or certificates evidencing shares of the Exchanged FRD Stock as provided herein. On the Effective Date all previously issued shares of common stock of QCI shall be canceled, and all rights in respect thereof shall cease. The shares of Exchanged FRD Stock issued pursuant to this Section 6.04 and the QCI Merger shall be, when issued, legally issued, fully paid, and non-assessable.

      Section 6.05 Fractional Shares. FRD shall not issue any fractional shares or interests in the Exchanged FRD Stock. If any TCI Stockholder, T900 Stockholder, or QCI Stockholder would otherwise be entitled to a fractional share as a result of the provisions of Sections 6.02, 6.03, or 6.04, respectively, FRD shall round the number of shares of the Exchanged FRD Stock to be issued to such stockholder up to the nearest whole share.

      Section 6.06 Effect of Merger. The Companies Merger shall become effective at the time articles of merger for each such Merger are filed with the Division of Corporations and Commercial Code of the state of Utah and, only in the case of QCI, with the Secretary of State of the state of Nevada, which is also the Effective Date, and shall have the effect set forth in the Corporation Act and the Nevada Corporation Law, as applicable. As the surviving corporation in each Merger, QSUB may take any action subsequent to the Effective Date in the name and on behalf of any of QSUB, TCI, T900, or QCI in order to carry out and effectuate the transactions contemplated by this Agreement.

            (a) The articles of incorporation of QSUB in effect immediately prior to the Effective Date will become the articles of incorporation after the Effective Date, without any modification or amendment as a result of the Merger.

            (c) The Bylaws of QSUB in effect immediately prior to the Effective Date will remain the Bylaws after the Effective Date, without any modification or amendment as a result of the Merger.

                                   ARTICLE VII

                                SPECIAL COVENANTS

      Section 7.01 Stockholder Approval. Promptly following the execution of this Agreement, each of TCI and T900 shall take all steps required to obtain Stockholder Approval of this Agreement and the TCI Merger and T900 Merger, respectively, in accordance with the Corporation Act. Promptly following the execution of this Agreement, QCI shall take all steps required to obtain Stockholder Approval of this Agreement and the QCI Merger in accordance with the Nevada Corporation Law. Promptly following the execution of this Agreement, FRD shall take all steps required to obtain Stockholder Approval of the Reverse Split and such other corporate changes as the Parties may agrees in accordance with the Corporation Act. Prior to the Closing, FRD shall execute written consents in its capacity as the sole stockholder of QSUB approving this Agreement and the Companies Merger contemplated hereby.

      Section 7.02 Access to Properties and Records. The Parties will each afford to the officers and authorized representatives of the other Parties full access to its properties, books, and records in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the others, and each will furnish the others with such additional financial and operating data and other information as to its business and properties as the others shall from time to time reasonably request.

      Section 7.03 Actions Prior to Closing.

            (a) From and after the date of this Agreement until the date of Closing and except as permitted or contemplated by this Agreement, the Parties hereto will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;
      (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

            (b) From and after the date of this Agreement until the date of Closing Date, none of the Parties hereto will, except as provided herein:
      (i) make any change in its articles of incorporation or bylaws; (ii) take any action described in Section 2.07, in the case of QCI, Section 3.07 in the case of T900, Section 4.07, in the case of QCI, or section 5.07, in the case of FRD (all except as permitted therein or as disclosed in the applicable Party's schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such Party's schedules, except that a Party may enter into or amend any contract, agreement, or other instrument in the Ordinary Course of Business.

      Section 7.04 Special Covenants and Representations Regarding the Exchanged FRD Stock. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged FRD Stock to the TCI Stockholders, T900 Stockholders, and QCI Stockholders as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state securities statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which such stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, each of TCI, T900, and QCI shall cause to be delivered to their respective stockholders prior to the Effective Date disclosures in form and substance satisfactory to FRD regarding the terms of the Merger, the Parties, and restrictions under the Securities Act and state law.

      Section 7.05 Indemnification.

            (a) TCI hereby agrees to indemnify the other Parties and each of their respective officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph (a) of Section 5.05 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

            (b) T900 hereby agrees to indemnify the other Parties and each of their respective officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph (b) of Section 7.05 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

            (c) QCI hereby agrees to indemnify the other Parties and each of their respective officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article IV of this Agreement. The indemnification provided for in this paragraph (c) of Section 7.05 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

            (d) FRD hereby agrees to indemnify the other Parties and each of their respective officers and directors as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article V of this Agreement. The indemnification provided for in this paragraph (d) of Section 7.05 shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      Section 7.06 Third Person Consents and Agreements. The Parties agree to cooperate with each other in order to obtain any required third Person consents to this Agreement and the transactions herein contemplated.

      Section 7.07 Management of FRD. Following the merger, the board of directors of FRD will consist of Paul Hickey, Andrew Wells, and Brit McConkie.

      Section 7.08 Termination.

            (a) This Agreement may be terminated by the board of directors of any Party at any time prior to the Effective Date if:

                  (i) there shall be any actual or threatened action or
            proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the mergers and reorganization contemplated by this Agreement;

                  ii) any of the transactions contemplated hereby are
            disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the mergers and reorganization;

                  (iii) there shall have been any change after the date of the latest balance sheet in the assets, properties, business, or financial condition of any Party, which could have a materially adverse affect on the value of the business of any Party, except any changes disclosed in the Schedules of any Party; or

                  (iv) the Parties shall fail to obtain the consents or waivers required of any third Person to consummate the transactions contemplated by this Agreement.

            In the event of termination pursuant to this paragraph (a) of
      Section 7.08, no obligation, right, or liability of a Party to any other Party shall arise hereunder.

            (b) This Agreement may be terminated at any time prior to the Effective Date by action of the board of directors of FRD if any of TCI, T900, or QCI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of any of TCI, T900, or QCI contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.08, this Agreement shall be of no further force or effect, and FRD shall have no obligation or liability to any of TCI, T900, or QCI hereunder.

            (c) This Agreement may be terminated at any time prior to the Effective Date by action of the board of directors of any of TCI, T900, or QCI if FRD shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of FRD contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 7.08, this Agreement shall be of no further force or effect, and no obligation or liability of any of TCI, T900, or QCI to FRD shall arise hereunder.

                                  ARTICLE VIII

                                     CLOSING

      Section 8.01 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Lehman, Jensen & Donahue, L.C., 8 East 300 South, Suite 620, Salt Lake City, Utah 84111 on July 23, 1998, or at such other place and on such other date as may be agreed to by the Parties.

      Section 8.02 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto in order to effectuate or evidence the transactions contemplated hereby. The date on which all certificates and other documents required to effect the transactions contemplated by this Agreement are filed with the states of Utah and Nevada is the "Effective Date."

                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF FRD

      The obligations of FRD under this Agreement are subject to the satisfaction, at or before the date of Closing, of the following conditions:

      Section 9.01 Accuracy of Representations. The representations and warranties made by each of TCI, T900, and QCI in this Agreement were true when made and shall be true as of the date of Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and each of TCI, T900, and QCI shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. FRD shall be furnished with a certificate, signed by a duly authorized officer of each of TCI, T900, and QCI and dated the date of Closing, to the foregoing effect.

      Section 9.02 Stockholder Approval. The TCI Stockholders shall have approved this Agreement and the TCI Merger and the transactions contemplated hereby. The T900 Stockholders shall have approved this Agreement and the T900 Merger and the transactions contemplated hereby. The QCI Stockholders shall have approved this Agreement and the QCI Merger and the transactions contemplated hereby.

      Section 9.03 Officer's Certificates. FRD shall have been furnished with certificates dated the date of Closing and signed by a duly authorized officer of TCI, T900, and QCI to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section 9.04 No Material Adverse Change. Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of any of TCI, T900, or QCI.

      Section 9.05 Good Standing. FRD shall have received certificates of good standing from the jurisdictions of formation of each of TCI, T900, and QCI, and any other jurisdiction in which any of TCI, T900, or QCI is qualified to do business dated as of a date within ten days prior to the Closing certifying that they are in good standing as corporations in such states.

      Section 9.06 Dissenters' Rights. The consummation of the transactions contemplated by this Agreement is subject to and conditioned on no holders of the issued and outstanding stock of TCI or T900 exercising and perfecting any dissenter or similar rights they may have with respect to the TCI Merger and T900 Merger.

      Section 9.07 Schedules. The TCI Schedules, T900 Schedules, and QCI Schedules shall be satisfactory to FRD.

      Section 9.08 Consents/ Agreements. TCI, T900, and QCI shall have obtained any third Person consents and agreements pursuant to Section 7.06.

      Section 9.09 Other Items. FRD shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as FRD may reasonably request.

                                    ARTICLE X

            CONDITIONS PRECEDENT TO OBLIGATIONS OF TCI, T900 AND QCI

      The obligations of each of TCI, T900, and QCI under this Agreement are subject to the satisfaction, at or before the date of Closing, of the following conditions:

      Section 10.01 Accuracy of Representations. The representations and warranties made by FRD in this Agreement were true when made and shall be true as of the Closing with the same force and effect as if such representations and warranties were made at and as of the date of Closing (except for changes therein permitted by this Agreement), and FRD shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by FRD prior to or at the Closing. Each of the Companies shall have been furnished with a certificate, signed by a duly authorized officer of FRD and dated the date of Closing to the foregoing effect.

      Section 10.02 Stockholder Approval. The FRD Stockholders shall have approved the Reverse Split.

      Section 10.03 Officer's Certificate. Each of the Companies shall have been furnished with a certificate dated the date of Closing and signed by a duly authorized officer of FRD to the effect that no litigation, proceeding, investigation, or inquiry is pending which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      Section 10.04 No Material Adverse Change. Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business, or operations of FRD.

      Section 10.05 Good Standing. Each of the Companies shall have received a certificate of good standing from the state of Utah with respect to FRD dated as of a date within ten days prior to the Closing Date certifying that FRD is in good standing as a corporation in the state of Utah.

      Section 10.06 Schedules. The FRD Schedules shall be satisfactory to each of the Companies.

      Section 10.07 Other Items. Each of the Companies shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as they may reasonably request.

                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.01 Brokers. The Parties agree that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. The Parties each agree to indemnify the others against any claim by any Person other than those described above for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying Party and such Person, whether express or implied from the actions of the indemnifying Party.

      Section 11.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah.

      Section 11.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to FRD, to:                  Four Rivers Development, Inc.
                                          Attn: Dal Bagley, President
                                          2350 Oakhill Drive
                                          Salt Lake City, UT 84121

          If to TCI, T900, or QCI, to:    Teleconnect, Inc.
                                          Attn: Paul Hickey, President
                                          1875 S. State Street, Suite 2900
                                          Orem, UT 84097

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

      Section 11.04 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing Party or Parties shall reimburse the prevailing Party or Parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

      Section 11.05 Third Party Beneficiaries. This Agreement is solely between FRD, TCI, T900, and QCI, and except as specifically provided no director, officer, stockholder, employee, agent, independent contractor, or any other Person shall be deemed to be a third party beneficiary of this Agreement.

      Section 11.06 Entire Agreement. This Agreement, including the exhibits and schedules hereto, represents the entire agreement between the Parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the Parties. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      Section 11.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      Section 11.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other Parties shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Effective Date this Agreement may be amended by a writing signed by all Parties hereto with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers hereunto duly authorized, as of the date first above-written.

                                            FOUR RIVERS DEVELOPMENT, INC.


                                            By /s/ Dal Bagley
                                               ---------------------------------
                                               Dal Bagley, President

                                            TELECONNECT, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President

                                            TELESHARE 900, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President

                                            Q COMM INTERNATIONAL, INC.


                                            By /s/ Andrew Wells
                                               ---------------------------------
                                               Andrew Wells, President